Exhibit 99.2

ELECTROMED, INC.
Creating superior care through innovation®

First Quarter FY2011 (Ended September 30, 2010)

Dear Shareholders,	Letter to Shareholders

Robert D. Hansen
Chairman and Chief Executive Officer
November 15, 2010

We recently announced our results for the first quarter of the 2011 fiscal year, which ended September 30, 2010. For a full description of our results for the quarter, please refer to the financial statements and notes to the financial statements in our Quarterly Report on Form 10-Q, which can be accessed at the SEC’s website (www.sec.gov).

During Q1 FY2011, sales advanced 29%, rising from $3,228,120 in the comparable prior year period to $4,165,429 in the latest period. The Company remained profitable, generating approximately $112,000 of after-tax profits. Net income for the comparable prior year period was approximately $336,000. The reduction resulted from a deliberate plan by management to increase investment in sales staff, R&D, and the company’s ability to support and maintain a higher level of sales. Sales staff also conducted its Annual Sales Meeting in Q1 FY2011 rather than Q2 FY2011, transferring these expenses into the first quarter rather than the second quarter as practiced in prior years.

The Q1 FY2011 gross margin was 72%. During the comparable period in the prior year, the gross margin was 77%. This variation reflects shifts in the mix of patient prescriptions received, which in turn impacts the average reimbursement received on a short-term basis.

Of particular importance to the Company and its shareholders are the advancements now evident in the balance sheet. The successful completion of our IPO during mid-August resulted in the sale of 1,900,000 shares of the company’s common stock at $4.00 per share. This figure includes the purchase of an over-allotment of 200,000 shares by the underwriter, Feltl and Company, Inc.

Total shareholder equity rose 82% from June 30, 2010 to September 30, 2010, increasing from $7,462,614 to $13,563,747. The current ratio of Total Current Assets to Total Current Liabilities is now nearly 4:1. The Company’s total assets are approaching $20,000,000. Management is well positioned and determined to maintain the company’s pattern of strong growth.

On September 30, 2010 the Company reached a confidential settlement of litigation with several subsidiaries of its major competitor, Hill-Rom Holdings, Inc., involving Electromed’s use of its “SmartVest®” mark. Electromed has no plans to change its use of the SmartVest® mark following the settlement. We are pleased to have reached a settlement because it alleviates litigation expenses and will allow management to direct even greater attention to implementation of our growth strategy.

www.Electromed.com | Nasdaq: ELMD	1

The Company, pursuant to its plans, continues to seek to strengthen its financial position and to remain a leader in creating and manufacturing High Frequency Chest Wall Oscillation (HFCWO) therapy products for sale in the United States and overseas markets.

At the Company’s Annual Meeting of Shareholders, held on November 5, 2010, the shareholders voted to increase the number of Board members from five to seven. The shareholders elected Mr. Steve Craney of Winona, Minnesota and Mr. Darrel Kloeckner of Marine-on-St. Croix, Minnesota to fill the new directorships. Their presence and participation will add a new level of experience and judgment, which are welcomed and valued. The shareholders also voted to increase the number of shares of authorized stock to 15,000,000 shares authorized with 2,000,000 shares of that total undesignated, as presented in the proxy statement filed with the SEC and mailed to shareholders.

Despite challenging conditions in the economy, within health care, and in Washington, D.C., your Company has continued to maintain growth and profitability. This is a tribute to your patience and encouragement as shareholders. Be confident that your Board, management, and employees of this Company appreciate your support. We will continue to seek to earn your trust and appreciation through dedicated efforts to attain strong financial performance.

Sincerely,

Robert D. Hansen
Chairman and Chief Executive Officer
November 15, 2010

CAUTIONARY STATEMENTS

Certain statements found in this letter may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our future financial performance and position, product innovation, and our competitive position. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for Electromed include the competitive nature of our market, changes to Medicare, Medicaid, or private insurance reimbursement policies, changes to health care laws, changes affecting the medical device industry, our need to maintain regulatory compliance and to gain future regulatory approvals and clearances, our ability to protect our intellectual property, the effect of litigation, including legal expenses, that may arise with respect to our intellectual property in the ordinary course of business or otherwise, and general economic and business conditions, as well as other factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.

www.Electromed.com | Nasdaq: ELMD	2

ELECTROMED, INC. & SUBSIDIARY CONSOLIDATED BALANCE SHEETS

	Sept. 30, 2010	June 30, 2010
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,015,773	$610,727
Accounts receivable (net allowances for doubtful accounts of $45,000)	7,047,718	6,577,002
Inventories	1,435,045	1,470,775
Prepaid expenses and other current assets	338,794	269,193
Deferred income taxes	514,000	514,000
Total current assets	15,351,330	9,441,697
Property and equipment, net	2,733,898	2,688,941
Finite-life intangible assets, net	1,305,293	1,055,776
Deferred common stock offering costs	-	828,034
Other assets	146,673	128,789
Total assets	$19,537,194	$14,143,237
Liabilities and Stockholders’ Equity
Current Liabilities
Revolving line of credit	$1,268,128	$1,768,128
Current maturities of long-term debt	400,111	397,886
Accounts payable	930,921	1,239,827
Accrued compensation	676,212	665,083
Warranty reserve	389,754	363,277
Other accrued liabilities	185,357	60,308
Income tax payable	52,291	7,789
Total current liabilities	3,902,774	4,502,298
Long-term debt, less current maturities	1,925,673	2,033,325
Deferred income taxes	145,000	145,000
Total liabilities	5,973,447	6,680,623

Commitments and Contingencies (Note 7 to condensed consolidated financial statements in form 10-Q for the quarter ended September 30, 2010)

Stockholder’s Equity
Electromed, Inc. stockholders’ equity:
Common stock, $0.01 par value; authorized: 10,000,000 shares; issued and outstanding: 8,087,885 and 6,187,885 shares, respectively	80,879	61,879
Additional paid-in capital	12,655,425	6,685,362
Retained earnings	909,943	797,873
Common Stock subscriptions receivable for shares outstanding of 48,500	(82,500)	(82,500)
Total stockholders’ equity	13,563,747	7,462,614
Total liabilities and stockholders’ equity	$19,537,194	$14,143,237

www.Electromed.com | Nasdaq: ELMD	3

ELECTROMED, INC. & SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months Ended
	September 30,
	2010	2009

Net Revenues	$ 4,165,429	$3,228,120
Cost of revenues	1,161,947	727,100
Gross Profit	3,003,482	2,501,020

Operating Expenses
Selling, general and administrative	2,557,338	1,764,858
Research and development	198,386	115,466
Total operating expenses	2,755,724	1,880,324
Operating income	247,758	620,696
Interest expense, net of interest income of $1,971 and $1,196 respectively	59,688	67,440
Net income before income taxes	188,070	553,256

Income tax expense	(76,000)	(211,000)
Net income	112,070	342,256
Less: Net income attributable to noncontrolling interest	-	(6,519)
Net income attributable to Electromed, Inc.	$ 112,070	$335,737

Earnings per share attributable to Electromed, Inc. common shareholders:
Basic	$0.02	$0.06
Diluted	$0.02	$0.05

Weighted-average Electromed, Inc. common shares outstanding
Basic	6,986,798	6,057,883
Diluted	7,002,904	6,116,489

www.Electromed.com | Nasdaq: ELMD	4